Exhibit 10.18.3

EXECUTION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of January 25, 2018 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Quicken Loans Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 16, 2015 (as amended from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Interpretation; Principles of Construction. Section 1.2 of the Existing Master Repurchase Agreement is hereby amended by deleting the last paragraph of such section and replacing it with the following:

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its sole and absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Mortgage Loans, any other Person or the Purchased Assets themselves. All references herein or in any Principal Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the Uniform Commercial Code.

SECTION 2. All Transactions. Section 7.2 of the Existing Master Repurchase Agreement is hereby amended by adding the following new subclause following subclause (o):

(p) Buyer has approved any consent order by any Governmental Authority, if such consent order (i) relates to the settlement of any claim or claims, on an individual or aggregate basis, equal to or greater than [***] of Seller’s Tangible Net Worth (as of the most recent month end), (ii) is reasonably likely to result in a Material Adverse Effect, (iii) questions or challenges the validity or enforceability of any of the Principal Agreements or (iv) pertains to Purchased Mortgage Loans with a combined aggregate unpaid principal balance of at least [***], and questions or challenges compliance with, (x) with respect to Purchased Mortgage Loans other than Bond Loans — 1st Lien, the Ability to Repay Rule or (y) with respect to any Purchased Mortgage Loans other than Bond Loans — 1st Lien and Permitted Non-Qualified Mortgage Loans, the QM Rule.

SECTION 3. Representations and Warranties Concerning the Seller. Section 8.1 of the Existing Master Repurchase Agreement is hereby amended by adding the following new subsections at the end thereof:

(cc)    No Sanctions. Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.

(dd)     Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

SECTION 4. Defined Terms. Exhibit A of the Existing Master Repurchase Agreement is hereby amended by:

4.1 deleting the definitions of “Maximum Current Advance Capacity” and “Permitted Non-Qualified Mortgage Loan” in their entirety and replacing them with the following:

Maximum Current Advance Capacity: As of any date of determination:

(a)           an amount equal to the excess of the committed amount over the advanced and unpaid principal amount outstanding under Seller’s unsecured credit facilities; and

(b)           in respect of each secured mortgage warehouse or similar financing facility, including this Agreement and also including any of Seller’s other repurchase, credit or similar agreements for warehouse or similar financing of Seller’s mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Seller’s funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of:

(x)   the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts under such facility, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such facilities agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including application of any applicable haircuts); over

(y)    as applicable, the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions or advances under such agreement.

Permitted Non-Qualified Mortgage Loan: A Jumbo Interest Only Mortgage Loan, Jumbo High DTI Mortgage Loan or Jumbo Asset Depletion Mortgage Loan.

4.2 adding the following definitions in their proper alphabetical order:

Agency Eligible Escrow Mortgage Loan: An Agency Eligible Mortgage Loan or Government Mortgage Loan in respect of which (i) the full original principal amount of such Mortgage Loan has not been fully advanced or disbursed as of the related origination date, (ii) all subsequent advances or disbursements are made in accordance with the Agency Guides and (iii) has been approved by Buyer in its sole discretion.

Anti-Money Laundering Laws: As defined in Section 8.1(dd) of this Agreement.

Closed-End Second Lien Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a second lien mortgage loan for a fixed amount drawn at closing and underwritten in accordance with Seller’s underwriting guidelines for second lien mortgages, as the same have been approved by Buyer.

Jumbo High DTI Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.

Jumbo High LTV Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.

Jumbo Non-Warrantable Condo Mortgage Loan: Any Jumbo Mortgage Loan as to which the related Mortgaged Property constitutes a condominium unit that was not originated in compliance with, or no longer satisfies the requirements of, the applicable Agency Guides.

Review Appraisal: A review whereby a licensed appraiser reviews available information with respect to the related Mortgaged Property including, without limitation, exterior only pictures and multiple listing service data to assign a value with respect to such Mortgaged Property.

Sanctions: As defined in Section 8.1(cc) of this Agreement.

SECTION 5. Representations and Warranties. Exhibit L of the Existing Master Repurchase Agreement is hereby amended by deleting paragraphs (o), (r), (w), (dd), (gg),

(ii)          and (ss) in its entirety and replacing it with the following:

(o)    Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to Seller’s underwriting guidelines; provided that no residence or dwelling is a condominium unit or Cooperative Unit (unless the related Mortgage Loan (i) was originated in compliance with the Agency Guides or (ii) is a Jumbo Non-Warrantable Condo Mortgage Loan), a mobile home or a manufactured home (other than a manufactured home that meets the criteria set forth in the definition of Manufactured Home Loan). No portion of the Mortgaged Property is used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the entire Mortgaged Property has not been altered for commercial purposes.

(r) Lien Position. The Mortgage Loan is secured by a valid first priority lien on the Mortgaged Property, including all buildings on the Mortgaged Property, under the laws of the state where the related mortgaged property is located; provided, however, that if the Mortgage Loan is a Closed-End Second Lien Mortgage Loan, it is secured by a valid second lien on the Mortgaged Property. The lien of the Mortgage is subject only to:

(i)                         reserved;

(ii)       the lien of current real property taxes and assessments not yet due and payable;

(iii)      covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not materially and adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

(iv)      other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(v)       in the case of a Closed-End Second Lien Mortgage Loan, any first priority lien on the Mortgaged Property that has been disclosed to Buyer.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest (or in the case of Closed-End Second Lien Mortgage Loans, a second lien and second priority interest) on the property described therein and Seller has full right to pledge and assign the same to Buyer.

(w) Title Insurance. The Mortgage Loan is covered either by (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans, in the area where the Mortgage Property is located, or (ii) a valid and enforceable title insurance policy or commitment to issue such title insurance policy, which title insurance policy insures (or will insure) that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the Mortgaged Property therein described and that such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (or with respect to a Closed-End Second Lien Mortgage Loan, the priority over the second lien of the Mortgage (other than, for the avoidance of doubt, any first lien of the Mortgage that has been disclosed to Buyer)), subject only to the exceptions contained in subpart (r) of this Exhibit L, and is otherwise in compliance with the requirements of the applicable Approved Investor. Seller, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller, in any case to the extent it would impair the coverage of any such policy.

(dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or with respect to a Closed-End Second Lien Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FHA, VA, RD, Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(gg) Appraisal. Except as may otherwise be permitted by the applicable Agency and except for Closed-End Second Lien Mortgage Loans with an original loan amount less than or equal to $100,000, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant FHA, VA, RD, Fannie Mae and Freddie Mac guidelines, as applicable, each as amended and as in effect on the date the Mortgage Loan was originated. With respect to a Closed-End Second Lien Mortgage Loan with an original loan amount less than or equal to $100,000, a Review Appraisal approved by Buyer in its sole discretion was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan secured thereby, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

(ii) Construction or Rehabilitation of Mortgaged Property. For all Mortgage Loans other than specific mortgage products agreed upon by Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ss) Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan, except with respect to specific mortgage products agreed upon by Buyer in writing.

SECTION 6. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 7. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

QUICKEN LOANS INC., as Seller

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

Signature Page to Amendment No. 3 to Master Repurchase Agreement